Exhibit 10.26
                              SEPARATION AGREEMENT

         Agreement made as of the 11th day of September, 1999, between Group Long Distance, Inc., a corporation organized under the laws of the State of Florida (the "Company"), and Peter J. Russo ("Russo").

         WHEREAS, Russo has been employed by the Company as its Chief Financial Officer, pursuant to an Employment Agreement dated May 1, 1997 (the "Employment Agreement"); is a member of the Board of Directors of the Company and serves as an officer and director of a subsidiary of the Company; and

         WHEREAS, the Employment Agreement, by its terms, expires on April 30, 2000; and

         WHEREAS, the Company and Russo wish to terminate the employment relationship and the Employment Agreement, as well as terminate Russo's service as a director of the Company and as an officer and director of the Company's subsidiary effective September 11, 1999 (collectively referred to as "Employment")

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Russo hereby agree as follows:

         1. (a) Russo's employment with the Company shall terminate effective September 11, 1999. Contemporaneously with the execution of this Separation Agreement, Russo shall execute the following documents:

                  (i) Resignation as a member of the Board of Directors of the Company.

                  (ii)   Resignation as an officer of the Company.

                  (iii) Resignation as a director of Eastern Telecommunications Incorporated.

                  (iv) Resignation as an officer of Eastern Telecommunications Incorporated.


            (b) In connection with the termination of Russo's Employment, Russo shall receive a severance package consisting of (i) severance pay in the amount of one hundred twenty

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thousand dollars ($120,000.00), less applicable withholdings, sixty thousand dollars ($60,000.00) of which shall be paid to Russo contemporaneously with the execution of this Separation Agreement by both parties. The remaining sixty thousand dollars ($60,000.00) shall contemporaneously be deposited with John Tomlinson, ("Escrow Agent") to be held by him in escrow in accordance with the terms of this Agreement. Commencing October 11, 1999, and the eleventh day of each month thereafter, Escrow Agent shall disburse the sum of ten thousand dollars ($10,000.00) to Russo until this remaining sixty thousand dollars ($60,000.00) is paid in full. In the event that all of the Company's securities or assets are sold or acquired or if legal proceedings or legal actions for the liquidation of the Company are initiated during the term of this Separation Agreement, then any payments due Russo from the funds deposited with the Escrow Agent shall become immediately due and payable to Russo. In the event of Russo's death during the term of this Separation Agreement, any sums due and owing shall be paid to Russo's estate in accordance with the terms of this Separation Agreement.

                  (c) In the event that all of the Company's securities or assets are sold or acquired during the term of this Separation Agreement, then any payments by the acquirer, or any person or entity on the acquirer's behalf, paid to Russo or to any person or entity on Russo's behalf, shall be offset against the funds paid to and due to Russo under this Separation Agreement. The application of the offset shall not result in Russo receiving less than the sum of one hundred twenty thousand dollars ($120,000.00) due Russo under this Separation Agreement. As an example, in the event the acquirer is to pay Russo in excess of one hundred twenty thousand dollars ($120,000.00), Russo shall direct the acquirer to pay the sum of one hundred twenty thousand dollars ($120,000.00) the Company. In the event the acquirer is to pay Russo less than one hundred twenty thousand dollars ($120,000.00), then Russo shall direct the acquirer to pay the entire sum it is to pay Russo to the Company.


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Russo agrees to execute any documents necessary to facilitate the acquirers payment of any such funds to the Company.


                  (d) Russo acknowledges the existence of a Consulting Agreement executed contemporaneously with this Separation Agreement by and between the Company and Torbay Management Services, Inc. Russo specifically agrees to abide by the terms of P. 3(c) of such Consulting Agreement. Russo agrees to execute any documents necessary to facilitate the acquirer's payment of any such funds to the Company.

         2. The Employment Agreement is incorporated herein and made a part hereof as if it was fully set forth in this Separation Agreement. Russo hereby ratifies and confirms all of the terms and conditions of the Employment Agreement, including P. 7 AGREEMENT NOT TO COMPETE. The term of the AGREEMENT NOT TO COMPETE shall be extended until the expiration of thirteen (13) months from the date Company pays the last installment of severance pay to Russo.

         3. Russo ratifies and confirms P. 13 CONFIDENTIALITY of the Employment Agreement. In the event Russo is required by law to testify in any proceeding involving the Company or its records, then before doing so, he shall immediately advise Company and provide Company with a copy of any paper or pleading which requires Russo to testify. Unless Company waives its rights in writing under P. 13 CONFIDENTIALITY of the Employment Agreement, Russo shall assert the existence of the confidentiality provision of the Employment Agreement and shall not testify until ordered to do so by a court or tribunal of competent jurisdiction.

         4. Russo acknowledges the existence of a Consulting Agreement between Company and Torbay Management Services, Inc. executed contemporaneously with this Separation Agreement. Any breach by Torbay Management Services, Inc. under the Consulting Agreement, shall constitute a breach under this Separation Agreement. In the event of a breach of the Consulting Agreement or


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Separation Agreement, then Company is authorized to immediately notify Escrow
Agent of the existence of the default and order the Escrow Agent not to make further payments of severance pay to Russo.

         5. (a) (i) In consideration of the payments and other undertakings provided for herein, the sufficiency of which is hereby acknowledged, Russo does hereby fully, finally and unconditionally release and forever discharge the Company and its affiliates and their respective employee welfare benefit plans, fiduciaries, trustees, officers, directors, employees and agents from and waives any and all claims Russo had, now has, or may have against any of them, whether known or unknown, arising from his employment, his separation from employment, or otherwise, under any local, state or federal statute, ordinance or law, or under the common law of the United States or any of the states thereof, concerning any matter or thing whatsoever, which arose from the beginning of time up to and including the date on which this Agreement is fully executed.

                  (ii) For two years after the date all parties have executed this Separation Agreement, the Company shall maintain its director and officer insurance policy with benefits at least equal to the benefits provided under the Company's present director and officer policy, American International Union Fire Insurance Company of Pitts., P.A., policy number 861-41-13 (Directors' and Officers' Policy). For the three year period following the expiration of the initial two year period, so long as it is commercially reasonable, the Company shall use its best efforts to maintain director and officer insurance coverage with benefits at least equal to the benefits provided under the Directors' and Officers' Policy.

                  (b) In consideration of the payments and other undertakings provided for herein, the sufficiency of which is hereby acknowledged, Company does hereby fully, finally and unconditionally release and forever discharge Russo from and waives any and all claims Company

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had, now has, or may have against him, whether known or unknown, arising from his employment, his separation from employment, or otherwise, under any local, state or federal statute, ordinance or law, or under the common law of the United States or any of the states thereof, concerning any matter or thing whatsoever, which arose from the beginning of time up to and including the date on which this Agreement is fully executed.

         6. In the event of any dispute between the parties hereto arising out of or relating to this Agreement, such dispute shall be settled by arbitration in Fort Lauderdale, Florida, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, except that there shall be one arbitrator selected with respect to any such arbitration proceeding. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary, if any dispute arises between the parties under P. 2 of this Separation Agreement, the Company shall not be required to arbitrate such dispute or claim, but shall the right to institute judicial proceedings either at law or equity, in any court of competent jurisdiction with respect to such dispute or claim. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceedings hereunder.

         7. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:


                  If to the Company:      Glenn Koach, Executive Vice President
                                          Group Long Distance, Inc.
                                          1451 West Cypress Creek Road
                                          Suite 200
                                          Fort Lauderdale, Florida 33309

with copy to:                             Thomas R. Tatum, Esq.


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                                          Brinkley, McNerney, Morgan, Solomon &
                                          Tatum, LLP
                                          200 East Las Olas Boulevard
                                          Suite 1800
                                          Fort Lauderdale, Florida
                                          33301

                  If to Russo:            Peter J. Russo
                                          12685 Torbay Drive
                                          Boca Raton, Florida 33428

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         8. This Agreement constitutes the entire agreement between the parties hereto with respect to Russo's employment with, and separation from, the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to Russo's employment with the Company.

         9. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         10. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an affiliate) or by Russo.



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         11. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without giving effect to its choice of law principles).

         12. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13. In the event of any dispute between the parties arising from this Separation Agreement, the prevailing party shall be entitled to its costs and reasonable attorney's fees, including all appellate levels.

         IN WITNESS WHEREOF, the Company and Russo have executed this Agreement as of the date first written above.



/s/ Peter J. Russo
------------------------                      -------------------------
    PETER J. RUSSO                                     COMPANY

                                               GROUP LONG DISTANCE, INC.


                                               By: /s/ Glenn S. Koach
                                                  -------------------------
                                                       GLENN S. KOACH

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